EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                   BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.


                                   ARTICLE ONE

      The name of the corporation is BrightStar Information Technology Group, Inc.

                                   ARTICLE TWO

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                  ARTICLE FOUR

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 shares which shall be divided into
(a) 5,000,000 shares, designated as Preferred Stock, having a par value of $.001 per share (the "Preferred Stock"), and (b) 35,000,000 shares, designated as Common Stock, having a par value of $.001 per share (the "Common Stock").

      A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

A.    PREFERRED STOCK

      The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

B.    COMMON STOCK

      1. DIVIDENDS.

      Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends(payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

      2. LIQUIDATION.

      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

      3. VOTt 6 0 ING RIGHTS.

      Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

                                  ARTICLE FIVE

A.    BOARD OF DIRECTORS.

      The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

      At each annual meeting of stockholders, the successors to the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

B.    VACANCIES.

      Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders maybe filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

C.    POWER TO MAKE, ALTER AND REPEAL BYLAWS.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation subject to the power of the stockholders of the Corporation to adopt, amend and repeal any Bylaw whether adopted by them or otherwise.

D.    AMENDMENT AND REPEAL OF ARTICLE FIVE.

      Notwithstanding any provision of this Certificate of Incorporation and of the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, in addition to approval by the Board of Director as required by Delaware law, the affirmative vote of the majority of the votes which all stockholders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required and shall be sufficient to amend or repeal any provisions of this ARTICLE FIVE or to adopt any provision inconsistent with this ARTICLE FIVE.

                                   ARTICLE SIX

      The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                  ARTICLE SEVEN

      No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE EIGHT

      The Corporation shall, to the fullest extent permitted by Section 145of the DGCL, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the DGCL.

                                  ARTICLE NINE

      Special Meetings of the Corporation's stockholders may be called by the President, the Board of Directors, or such other person or persons as maybe authorized in the Bylaws.

                                   ARTICLE TEN

      Any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                 ARTICLE ELEVEN

      The incorporator of the corporation is Frank S. Wu, whose mailing address is 1200 Smith Street, Suite 1400, Houston, Texas 77002.

      The undersigned incorporator of the corporation hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 10th day of October, 1997.


                                                        /s/ FRANK WU
                                                        ------------------------
                                                        Frank S. Wu

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.


BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

      FIRST: That by the unanimous written consent of the Board of Directors of the Corporation, the directors adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declared such amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

      RESOLVED,  That  Article  4 of the  Certificate  of  Incorporation  of the
Corporation is deleted in its entirety and a new Article 4 which reads as follows is inserted in its place:

                                  ARTICLE FOUR

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 shares which shall be divided into
(a) 3,000,000 shares, designated as Preferred Stock, having a par value of $.001 per share (the "Preferred Stock"), (b) 35,000,000 shares, designated as Common Stock, having a par value of $.001 per share (the "Common Stock"), and (c) 2,000,000 shares, designated as Restricted Common Stock, having a par value of $.001 per share (the "Restricted Common Stock").

      A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

A.    PREFERRED STOCK

      The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

B.    COMMON STOCK

      1. DIVIDENDS.

      Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefore, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Common Stock shall be paid pari passu with dividends on Restricted Common Stock.

      2. LIQUIDATION.

      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock and Restricted Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Common Stock held by them respectively.

      3. VOTING RIGHTS.

      Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

C.    RESTRICTED COMMON STOCK

      1. DIVIDENDS.

      Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Restricted Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Restricted Common Stock shall be paid pari passu with dividends on Common Stock.

      2. LIQUIDATION.

      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Restricted Common Stock and Common Stock ratably in proportion to the number of shares of Restricted Common Stock and Common Stock held by them respectively.

      3. VOTING RIGHTS.

      Holders of Restricted Common Stock shall have no voting rights.

      4. CONVERSION OF THE RESTRICTED COMMON STOCK.

      Each share of Restricted Common Stock outstanding shall automatically convert into Common Stock on a share for share basis (a)in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986)), (b)in the event any person acquires beneficial ownership of 25% or more of the outstanding shares of Common Stock of the Corporation at any time after consummation of the Corporation's initial public offering of Common Stock (the "Initial Public Offering"), (c) eighteen months after the consummation of the Corporation's Initial Public Offering, or (d) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock approve such conversion."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. has caused this certificate to be signed by Marshall G. Webb, its Chief Executive Officer, this 26th day of January, 1998.

                                   BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.


                                       By: /s/ MARSHALL G. WEBB
                                           -------------------------------------
                                           Marshall G. Webb,
                                           Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

      BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:


      1. The name of the corporation (hereinafter called the "Corporation") is BrightStar Information Technology Group, Inc.

      2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph the following new paragraph:

            "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 752,000,000 shares, of which 5,000,000 shares shall be designated as Preferred Stock, par value of $.001 per share ("Preferred Stock") and 747,000,000 shall be designated as common stock, par value $.001 per share ("Common Stock").

      3. The amendment herein certified has been authorized and duly adopted by the Board of Directors and the shareholders owning a majority of the shares entitled to vote in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the 12th day of October 2005.





                                                        /s/ Jordan L. Loewer
                                                        -----------------------
                                                            Jordan L. Loewer
                                                            Corporate Secretary



                                STATE OF DELAWARE
                            CERTIFICATE OF CORRECTION



BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is BrightStar Information Technology Group, Inc.

2. That a Certificate of Amendment of Certificate of Incorporation (the "Certificate") was filed by the Secretary of State of Delaware on October 17, 2005 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate is: The number of authorized shares was incorrectly stated as 752,000,000. The correct number of authorized shares is 750,000,000. The number of authorized shares designated as preferred stock was incorrectly stated as 5,000,000. The correct number of authorized shares designated as preferred stock is 3,000,000.

4. Paragraph 2 of the Certificate is corrected to read as follows:

The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph the following new paragraph:

            "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 750,000,000 shares, of which 3,000,000 shares shall be designated as Preferred Stock, par value of $.001 per share ("Preferred Stock") and 747,000,000 shall be designated as common stock, par value $.001 per share ("Common Stock").

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction to be signed by its duly authorized officer this 25th day of October, A.D. 2005.




                                                   /s/ Jordan L. Loewer
                                                   ----------------------------
                                                   Jordan L. Loewer
                                                   Corporate Secretary